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Exhibit 10.1 Deferred Compensation Agreement and Split Dollar Insurance
Agreement for Donald E. Smith


                         DEFERRED COMPENSATION AGREEMENT

        THIS AGREEMENT made and entered into as of the 22nd day of December, 1994, by and between DONALD E. SMITH ("EMPLOYEE"), the Employee's wife, MARY FRANCES SMITH ("Wife") and TERRE HAUTE FIRST NATIONAL BANK and FIRST FINANCIAL CORPORATION (collectively "Employers").

        WITNESSETH THAT:

        WHEREAS, Employee has been employed by Employers for several years and is now the President and Chief Executive Officer of Terre Haute First National Bank and President and Chief Executive Officer of First Financial Corporation;

        WHEREAS, Employers recognize the valuable service heretofore performed by Employee and wish to encourage his continued employment by offering compensation and benefits beyond his current salary and benefits;

        WHEREAS, Employee wishes to be assured that he or his Wife will be entitled to a certain amount of compensation and benefits continuing after his retirement from active service with Employers; and

        WHEREAS, The parties wish to provide the terms and conditions upon which Employers shall pay such additional compensation to Employee or his wife during his employment and after his retirement or termination of his employment.

        NOW, THEREFORE, The parties hereby agree as follows:

                                   ARTICLE I.
                                   EMPLOYMENT

        Employers currently employ Employee as President and Chief Executive Officer. Employee shall have such powers and shall perform such duties in that capacity or in any future capacity as may be determined by Employers' Board of Directors.

                                   ARTICLE II.
                                  COMPENSATION

        During his employment, Employers shall pay to Employee compensation as set by the Employers' Board of Directors. In consideration of Employee's past distinguished service to Employers and his remaining in Employers' employ, Employers agree that from January 1, 1995, and continuing after the retirement of Employee from active service of Employers, in addition to the compensation determined by the Board of Directors, each year Employers shall pay to Employee the amount required of the Employee under the Split Dollar Insurance Agreement executed in conjunction herewith during Employee's lifetime ("BONUS AMOUNT"). In the event of the death of Employee survived by his wife, the Bonus Amount shall be paid by Employers to the Wife for her lifetime.

                                  ARTICLE 111.
                             SPLIT DOLLAR AGREEMENT

        The Employers simultaneously herewith have established a Split Dollar Life Insurance Agreement to be executed in conjunction herewith. Under said Agreement, Employer shall pay the Premium Advance as defined in


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Paragraph 2b of said Agreement and the Employee or his wife shall be responsible for contributing the Bonus Amount as his or her portion of the premium.

                                   ARTICLE IV.
                                    TAXATION

        The Employee and his Wife each agree to pay federal, state or local taxes, if any, which may be required by law to be paid with respect to this Bonus Amount. Any payments made to the Employee or his Wife pursuant to the terms of this Agreement shall be reduced by such amounts as are required to be withheld with respect thereto under all present and future federal, state and local regulations and other laws and regulations.

                                   ARTICLE V.
                                EMPLOYEE'S DUTIES

        In consideration of the foregoing agreements of Employers and of the payments to be made by Employers thereto, Employee shall, for so long as he remains in the active employ of Employers, devote his full business time and efforts to the business and affairs of Employers or their successors, and after his retirement, Employee shall consult with Employers in an advisory capacity when requested to do so by Employers. Employee will not, directly or indirectly, own, manage, operate, control, be employed by or participate in the ownership, management, operation or control of, or be connected in any manner with any business of the type and character engaged in and competitive with that conducted by the Employers. Notwithstanding the foregoing, Employee shall not be precluded from serving as a director or member of a committee or board of any entity or from serving in any other capacity for an entity that involves no conflict of interest with Employers or their successor.

                                   ARTICLE Vl.
                           NO ASSIGNMENT OF AGREEMENT

        Neither Employee, his Wife nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, or otherwise encumber any part or all of the amounts payable hereunder, nor shall such amounts be subject to seizure by any creditor or any such beneficiary, by a proceeding at law or in equity, and no such benefit shall be transferable by operation of law in the event of bankruptcy, insolvency or death of Employee, his spouse, or any other beneficiary hereunder. Any such attempted assignment or transfer shall be void and shall terminate this Agreement, and Employers shall thereupon have no further liability hereunder.

                                  ARTICLE Vll.
                               ASSETS OF EMPLOYERS

        This Agreement is an unfunded deferred compensation arrangement solely for Employee and the payments to Employee, his wife or any other beneficiary hereunder shall be made from assets which shall continue, for all purposes, to be a part of the general assets of Employers, and no person acquires a right to receive payments from Employers under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of Employers.

                                  ARTICLE VIII.
                         AMOUNT PAYABLE BY EACH EMPLOYER

        Wherever in this Agreement the terms require payment by or to the Employers, the amount payable by or to each of the Employers shall be determined by mutual agreement of the Boards of Directors of the Employers.

                                   ARTICLE IX.
                           NOT AN EMPLOYMENT CONTRACT

        Nothing contained herein shall be construed to be a contract of employment for any term of years, nor as conferring upon Employee the right to continue in the employ of Employers in any capacity. It is expressly


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understood by the parties hereto that this Agreement relates exclusively to additional compensation for Employee's services and is not intended to be an employment contract.

                                   ARTICLE X.
                                  ARBITRATION

        All claims or disputes between Employers and Employee or his wife arising out of, or relating to, this Agreement or the breach thereof shall be decided by arbitration following the Rules of the American Arbitration Association unless the parties mutually agree otherwise. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with the American Arbitration Association and shall be made within a reasonable time after the dispute has arisen. The award rendered by the arbitrator shall be final, and judgment may be entered upon it according to applicable law in any court having jurisdiction thereof.

                                   ARTICLE Xl.
                                     NOTICES

        All notices to be given under this Agreement shall be in writing, and shall be deemed to have been given and served when delivered in person, by UPS (or a similar overnight carrier), via facsimile transmission, or by United States mail, postage prepaid to the addressee at the following addresses:

Employers:
        Attention: President
        Terre Haute First National Bank
        Post Office Box 540
        Terre Haute, Indiana 47808~540

Employee and Wife:
        Donald E. and Mary Frances Smith
        94 Allendale
        Terre Haute, Indiana 47802

Facsimile No: (812) 428-9167                      Facsimile No: (

Or Employee's last known address shown on the records of Employers.

Any party may change its mailing address by serving written notice of such change and of such new address upon the other party.

                                  ARTICLE XII.
                                  GOVERNING LAW

        This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, and each party hereto by execution of this Agreement, consents to the exercise of jurisdiction over any matter arising in connection with this Agreement in the Superior Court of Vigo County, State of Indiana (but this provision shall not be construed as inconsistent with the parties' agreement to resolve all disputes arising hereunder by final and binding arbitration pursuant to Article X.)

                                  ARTICLE XIII.
                                  MISCELLANEOUS

        This Agreement and any Agreement executed simultaneously herewith contain the entire agreement between the parties concerning the subject matter hereof, and supersede all prior oral or written understandings, agreement or contracts, formal or informal, between the parties hereto with respect to such matters.

        This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of each of the parties.

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        All headings set forth herein are included for the convenience of reference only and shall not affect the interpretation hereof, nor shall any weight or value be given to the relative position of any part or provision hereof in relation to any other provision in determining such construction. As used in this Agreement, the plural shall be substituted for the singular, and the singular for the plural, where appropriate, and words and pronouns of any gender shall include any other gender. THE PROVISIONS OF THIS ARTICLE XIII, AND EACH AND EVERY OTHER PROVISION OF THIS AGREEMENT MAY NOT UNDER ANY CIRCUMSTANCES BE MODIFIED, CHANGED, AMENDED OR PROVISIONS HEREUNDER WAIVED VERBALLY, BUT MAY ONLY BE MODIFIED, CHANGED, AMENDED OR WAIVED BY AN AGREEMENT IN WRITING EXECUTED BY ALL PARTIES HERETO.

      IN WITNESS WHEREOF the parties have signed this Agreement as of the date first written above.


Donald E. Smith

"EMPLOYEE,'

 Mary Frances Smith

"Wife"

TERRE HAUTE FIRST NATIONAL BANK


By:  John W. Perry, Sr. V.P. & Cashier
(Printed Name and Title)

FIRST FINANCIAL CORPORATION


By:

By:  John W. Perry, Sr. V.P. & Cashier
(Printed Name and Title)


 "EMPLOYERS"


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                        SPLIT DOLLAR INSURANCE AGREEMENT

        THIS AGREEMENT made and entered into as of the 22nd day of December, 1994, by and between TERRE HAUTE FIRST NATIONAL BANK and FIRST FINANCIAL CORPORATION (collectively "EMPLOYERS"), TERRE HAUTE FIRST NATIONAL BANK OF TERRE HAUTE, INDIANA ("OWNER"), as trustee of MARY FRANCES SMITH AND DONALD E. SMITH IRREVOCABLE TRUST ("Trust");

WITNESSETH:

WHEREAS, Donald E. Smith ("Employee") is employed by Employers;

        WHEREAS, Employee wishes to provide life insurance protection for his family under a policy of life insurance ("Policy) insuring his life and the life of his wife, MARY FRANCES SMITH, Jointly "INSUREDS") in the face amount of $5 million which was issued by Pacific Mutual Life Insurance Company ("INSURER") as Policy No.

        WHEREAS, Employers are willing to pay a portion of the premiums due on the Policy as an additional employment benefit for the Employee, which the Owner agrees to repay to Employers on the terms and conditions hereinafter set forth;

        WHEREAS, the Owner, as trustee of the Trust, is the owner of the Policy and, as such, possesses all incidents of ownership in and to the Policy;

        WHEREAS, Employers wish to have the Policy collaterally assigned to them by the Owner, in order to secure the repayment of the amounts which they will pay toward the premiums on the Policy; and

        WHEREAS, the parties intend that by such collateral assignment the Employers shall receive only the right to such repayment, with the Owner retaining all other ownership rights in the Policy as specified herein.

        NOW, THEREFORE, the parties hereto agree as follows:

1. Purchase of Policy. The Owner has purchased the Policy from the Insurer. The parties hereto have taken all necessary action to cause the Insurer to issue the Policy and shall take any further action which may be necessary to cause the Policy to conform to the provisions of this Agreement and of the collateral assignment filed with the Insurer relating to the Policy.

2.      Ownership of Policy.

   a. The Owner shall be the sole and absolute owner of the Policy, and may exercise all ownership rights granted to the owner thereof by the teens of the Policy, except as may otherwise be provided herein

   b. It is the intention of the parties to this Agreement and the collateral assignment executed by the Owner to the Employers in connection herewith (attached hereto as Exhibit "A") that the Owner shall retain all rights which the Policy grants to the owner thereof; the sole right of the Employers hereunder shall be to be repaid the amounts which they have paid toward the premiums on the Policy (less any amounts previously repaid to Employers by the Owner) ("PREMIUM ADVANCE"). Specifically, but without limitation, the Employers shall neither have nor exercise any right as collateral assignees of the policy which could in any way defeat or impair the Owner's right to receive the cash surrender value or the death proceeds of the Policy in excess of the amount due the Employers hereunder. All provisions of this Agreement and of such collateral assignment shall be construed to carry out such intention.

   c. .It is agreed that benefits may be paid under the Policy by the Insurer either by separate checks to the parties entitled thereto, or by a joint check. In the latter instance, the Owner and the Employers agree that the benefits shall be divided as provided herein.

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3.     Premium Payments.

        a.      Each annual premium on the Policy shall be paid as follows:

                i The Owner or Employee shall pay the amount required to be paid to the Insurer as set forth in Exhibit "B". This amount is subject to adjustment ratably in relation to the premiums paid by the Employers if and when the premiums charged by the Insurer change. This premium portion will also be remitted by the Employers and treated as additional employee compensation in accordance with the Deferred Compensation Agreement executed in conjunction herewith.

                ii. The Employers shall be responsible for the gross annual premium reduced by any amount contributed by the Owner or Employee in accordance with subparagraph i above.

                iii. The Employers shall remit to the Insurer the full premium due.

        b Dividends on the Policies shall be applied to purchase paid-up additions.

4.      Repayment of the Employers on Collection of the Policy Death Proceeds.

        a. Upon the death of the survivor of the Insureds, the Owner shall take whatever action is necessary to collect the death benefit provided under the Policy; when such benefit has been collected and paid as provided herein, this Agreement shall thereupon terminate.

        b. Upon the death of the survivor of the Insureds, the Employers shall have the unqualified right to receive the Premium Advance from the Owner.

 5      Termination of the Agreement During the Lifetime of the Insureds.

        a. This Agreement shall terminate, while either of the Insureds is alive, without notice, upon the occurrence of any of the following events: (a) total cessation of both Employers' businesses; (b) bankruptcy, receivership or dissolution of both Employers; or (c) failure of both the Employee and the Owner to timely pay to the Employers the Employee's portion of the premium, if any, due hereunder, unless the Employers elect to make such payment on behalf of the Employee and the Owner, as provided herein.

        b. In addition, Owner may terminate this Agreement, while either of the Insureds is alive and while no premium under the Policy is overdue, by written notice to the other parties hereto. Such termination shall be effective as of the date of such notice.

6 Repayment of the Employers on Termination of the Agreement During the Lifetime of the Insureds - Within sixty (60) days of the date of the termination of this Agreement during the lifetime of the Insureds, the Owner shall repay to the Employers the Premium advance.

7. The Insurer - The Insurer shall be bound only by the provisions of and endorsements on the Policy, and any payments made or actions taken by it in accordance therewith shall fully discharge it from all claims, suits and demands of all persons whatsoever. It shall in no way be bound by or be deemed to have notice of the provisions of this Agreement.

8 Amendment of Agreement - The Owner and the Employers can mutually agree to amend this Agreement and such amendment shall be in writing and signed by the Owner and the Employers.

9. Special Provisions - The following provisions are part of this Agreement and are intended to meet the requirement of the Employee Retirement Income Security Act of 1974:

    a. The named fiduciary: The Secretary of the Employer.



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    b. The funding policy under this Agreement is that all premiums on the
       Policies be remitted to the Insurer when due.

    c. Direct payment by the Insurer is the basis of payment of benefits under this Agreement, with those benefits in turn being based on the payment of premiums as provided in the Agreement.

    d.  For claims procedure purposes, the "Claims Manager`' shall be John
        Perry.

        (1) If for any reason a claim for benefits under this Agreement is denied by the Employers, the Claims Manager shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, pertinent references to the Agreement section on which the denial is based, such other data as may be pertinent and information on the procedures to be followed by the claimant in obtaining a review of his claim, all written in a manner calculated to be understood by the claimant. For this purpose:

        (A) The claimant's claim shall be deemed filed when presented orally or in writing to the Claims Manager.

        (B) The Claims Manager's explanation shall be in writing delivered to the claimant within 90 days of the date the claim is filed.

        (2) The claimant shall have 60 days following his receipt of the denial of the claim to file with the Claims Manager a written request for review of the denial. For such review, the claimant or his representative may submit pertinent documents and written issues and comments.

        (3) The Claims Manager shall decide the issue on review and furnish the claimant with a copy within 60 days of receipt of the claimant's request for review of his claim. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Agreement provisions on which the decision is based. If a copy of the decision is not so furnished to the claimant within such 60 days, the claim shall be deemed denied on review.

10 This Agreement and any Agreement executed simultaneously herewith contain the entire agreement between the parties concerning the subject matter hereof, and supersede all prior oral or written understandings, agreement or contracts, formal or informal, between the parties hereto with respect to such matters.

11. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of each of the parties.

12. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, and each party hereto by execution of this Agreement, consents to the exercise of jurisdiction over any matter arising in connection with this Agreement in the Superior Court of Vigo County, State of Indiana.

13. All headings set forth herein are included for the convenience of reference only and shall not affect the interpretation hereof, nor shall any weight or value be given to the relative position of any part or provision hereof in relation to any other provision in determining such construction. As used in this Agreement, the plural shall be substituted for the singular, and the singular for the plural, where appropriate, and words and pronouns of any gender shall include any other gender. THE PROVISIONS OF THIS ARTICLE AND EACH AND EVERY OTHER PROVISION OF THIS AGREEMENT MAY NOT UNDER ANY CIRCUMSTANCES BE MODIFIED, CHANGED, AMENDED OR PROVISIONS HEREUNDER WAIVED VERBALLY, BUT MAY ONLY BE MODIFIED, CHANGED, AMENDED OR WAIVED BY AN AGREEMENT IN WRITING EXECUTED BY ALL PARTIES HERETO.
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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

TERRE HAUTE FIRST NATIONAL BANK OF TERRE HAUTE, INDIANA as trustee of THE MARY FRANCES SMITH AND DONALD E. SMITH IRREVOCABLE TRUST

    By: Fred P. Rubey
    (Printed Name and Title)  Fred P. Rubey,  Sr. Vice President & Trust Officer

                                     "OWNER"

                     TERRE HAUTE FIRST NATIONAL BANK

                    By: Signed John W. Perry
                    (Printed Name and Title)  John W. Perry, Sr. V. P. & Cashier

                    FIRST FINANCIAL CORPORATION

                    By.  Signed John W. Perry

                    (Printed Name and Title) John W. Perry, Secretary